SUB-ITEM 77Q1 (E)

Amendment to Investment Advisory Agreement

An Amendment dated October 28, 2016, to the Investment Advisory Agreement, dated January 1, 2002, by and between MFS Institutional Trust, on behalf of its series MFS Institutional International Equity Fund, and Massachusetts Financial Services Company, is contained in Post-Effective Amendment No. 42 to the Registration Statement for MFS Institutional Trust (File Nos.33-37615 and 811-
6174), as filed with the Securities and Exchange Commission via EDGAR on October 27, 2016, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.